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                                                                   Exhibit 10.15

                            INDEMNIFICATION AGREEMENT
                            -------------------------


         This Indemnification Agreement (this "Agreement") is made _____________ ___, 1998, at Cleveland, Ohio, between Cleveland Indians Baseball Company, Inc., an Ohio corporation (the "Company"), and _______________ (the "Officer").


                             Background Information
                             ----------------------

A. The Officer is an officer and employee of the Company and/or one or more of its subsidiaries and, in that capacity, is performing valuable services for the Company.

B. The shareholders of the Company have adopted a Code of Regulations, as amended (the "Regulations"), providing for indemnification of the officers of the Company in accordance with Section 1701.13 of the Ohio Revised Code (the "Statute"). The Regulations and the Statute specifically provide that they are not exclusive, and contemplate that contracts may be entered into between the Company and officers with respect to indemnification of officers,

C. The Company and Officer recognize the substantial cost of carrying directors and officers liability insurance ("D&O Insurance") and that the Company may elect not to carry D&O Insurance from time to time.

D. The Company and Officer further recognize that officers and directors may be exposed to certain risks not covered by D&O Insurance.

E. These factors with respect to the coverage and cost to the Company of D&O Insurance and issues concerning the scope of indemnity under the Statute and Regulations generally have raised questions concerning the adequacy and reliability of the protection presently afforded to officers.

F. In order to address such issues and induce the Officer to serve and continue to serve as an officer and employee of the Company or one of its subsidiaries, the Company has determined to enter into this Agreement with the Officer.


                             Statement of Agreement
                             ----------------------

         In consideration of the Officer's continued service as an officer of the Company or one of its subsidiaries after the date of this Agreement, the Company and the Officer hereby agree as follows:

         Section 1. INDEMNITY OF OFFICER. Subject only to the limitations set forth in Section 2 below, the Company shall indemnify the Officer to the full extent not otherwise prohibited by the Statute or other applicable law, including without limitation indemnity:

                  (a) Against any and all costs and expenses (including legal, expert, and other professional fees and expenses), judgments, damages, fines (including excise taxes with respect to employee benefit plans), penalties, and amounts paid in settlement actually and

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         reasonably incurred by the Officer (collectively, "Expenses"), in connection with any threatened, pending, or completed action, suit or proceeding, or arbitration or other alternative dispute resolution mechanism (whether civil, criminal, administrative, or investigative and including without limitation an action by or in the right of the Company) (each a "Proceeding") to which the Officer is or at any time becomes a party, or is threatened to be made a party, as a result, directly or indirectly, of serving at any time: (i) as an officer, employee, or agent of the Company; or (ii) at the request of the Company as a director, officer, employee, trustee, fiduciary, manager, member, or agent of a corporation, partnership, trust, limited liability company, employee benefit plan, or other enterprise or entity; and

                  (b) Otherwise to the fullest extent that the Officer may be indemnified by the Company under the Regulations and the Statute, including without limitation the non-exclusivity provisions thereof.

         Section 2. LIMITATIONS ON INDEMNITY. No indemnity pursuant to Section 1 shall be paid by the Company:

                  (a) Except to the extent that the aggregate amount of losses to be indemnified exceed the aggregate amount of such losses for which the Officer is actually paid or reimbursed pursuant to D&O Insurance, if any, which may be purchased and maintained by the Company or any of its subsidiaries;

                  (b) On account of any Proceeding in which judgment is rendered against the Officer for an accounting of profits made from the purchase or sale of securities of the Company pursuant to the provisions of
         Section 16(b) of the Securities Exchange Act of 1934, as amended;

                  (c) On account of the Officer's conduct which is determined (pursuant to the Statute) to have been knowingly fraudulent, deliberately dishonest, or willful misconduct, except to the extent such indemnity is otherwise permitted under the Statute;

                  (d) With respect to any remuneration paid to the Officer determined, by a court having jurisdiction in the matter in a final adjudication from which there is no further right of appeal, to have been in violation of law;

                  (e) If it shall have been determined by a court having jurisdiction in the matter, in a final adjudication from which there is no further right of appeal, that indemnification is not lawful;

                  (f) On account of the Officer's conduct to the extent it relates to any matter that occurred prior to the time such individual became an officer of the Company; provided, however, that this limitation shall not apply to the extent such matter occurred while the Officer was an employee or agent of the Company or its subsidiaries (other than prior to the time such entity became a subsidiary of the Company); or





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                  (g) With respect to Proceedings initiated or brought
         voluntarily by the Officer and not by way of defense, except pursuant to Section 8 with respect to proceedings brought to enforce rights or to collect money due under this Agreement; provided however that indemnity may be provided by the Company in specific cases if the Board finds it to be appropriate.

         In no event shall the Company be obligated to indemnify the Officer pursuant to this Agreement to the extent such indemnification is prohibited by applicable law.

         Section 3. ADVANCEMENT OF EXPENSES. Subject to Section 7 of this Agreement, the Expenses incurred by the Officer in connection with any Proceeding shall be promptly reimbursed or paid by the Company as they become due; provided the Officer submits a written request to the Company for such payment together with reasonable supporting documentation for such Expenses; and provided further that the Officer, at the request of the Company, submits to the Company an undertaking to the effect stated in Section 7 below.

         Section 4. INSURANCE AND SELF INSURANCE. The Company shall not be required to maintain D&O Insurance in effect if and to the extent that such insurance is not reasonably available or if, in the reasonable business judgment of the Board, either (a) the premium cost of such insurance is disproportionate to the amount of coverage, or (b) the coverage provided by such insurance is so limited by exclusions that there is insufficient benefit from such insurance. To the extent the Company determines not to maintain D&O Insurance, the Company shall be deemed to be self-insured within the meaning of Section 1701.13(E)(7) of the Statute and shall, in addition to the Officer's other rights hereunder, provide protection to the Officer similar to that which otherwise would have been available to the Officer under such insurance.

         Section 5. CONTINUATION OF OBLIGATIONS. All obligations of the Company under this Agreement shall apply retroactively beginning on the date the Officer commenced as, and shall continue during the period that the Officer remains, an officer, employee, or agent of the Company or is, as described above, a director, officer, employee, trustee, fiduciary, manager, member, or agent of another corporation, partnership, limited liability company, trust, employee benefit plan, or other enterprise and shall continue thereafter as long as the Officer may be subject to any possible claim or any threatened, pending or completed Proceeding as a result, directly or indirectly, of being such a director, officer, employee, trustee, fiduciary, manager, member, or agent.

         Section 6. NOTIFICATION AND DEFENSE OF CLAIM. Promptly after receipt by the Officer of notice of the commencement of any Proceeding, if a claim is to be made against the Company under this Agreement, the Officer shall notify the Company of the commencement thereof, but the delay or omission to so notify the Company shall not relieve the Company from any liability which it may have to the Officer under this Agreement, except to the extent the Company is materially prejudiced by such delay or omission. With respect to any such Proceeding of which the Officer notifies the Company of the commencement:

                  (a) The Company shall be entitled to participate therein at its own expense;




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                  (b) The Company shall be entitled to assume the defense
         thereof, jointly with any other indemnifying party similarly notified, with counsel selected by the Company and approved by the Officer, which approval shall not unreasonably be withheld. After notice from the Company to the Officer of the Company's election to assume such defense, the Company shall not be liable to the Officer under this Agreement for any legal or other Expenses subsequently incurred by the Officer in connection with the defense thereof except as otherwise provided below. The Officer shall have the right to employ his own counsel in such Proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of such defense shall be the expenses of the Officer unless (i) the employment of such counsel by the Officer has been authorized by the Company, (ii) the Officer, upon the advice of counsel, shall have reasonably concluded that there may be a conflict of interest between the Company and the Officer in the conduct of such defense, or (iii) the Company has not in fact employed counsel to assume such defense, in any of which cases the fees and expenses of such counsel shall be the expense of the Company. The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or as to which the Officer, upon the advice of counsel, shall have made the conclusion described in (ii), above. In the event the Company assumes the defense of any Proceeding as provided in this Section 6(b), the Company may defend or settle such Proceeding as it deems appropriate; provided, however, the Company shall not settle any Proceeding in any manner which would impose any penalty or limitation on the Officer without the Officer's written consent, which consent shall not be unreasonably withheld.

                  (c) The Company shall not be required to indemnify the Officer under this Agreement for any amounts paid in settlement of any Proceeding without the Company's written consent, which consent shall not be unreasonably withheld.

                  (d) The Officer shall cooperate with the Company in all ways reasonably requested by it in connection with the Company fulfilling its obligations under this Agreement.

         Section 7. REPAYMENT OF EXPENSES. The Officer shall reimburse the Company for all Expenses paid by the Company pursuant to Section 3 of this Agreement or otherwise in defending any Proceeding against the Officer if and only to the extent that a determination shall have been made by a court in a final adjudication from which there is no further right of appeal that the Officer is not entitled to indemnification by the Company for such Expenses under the Statute, the Regulations, this Agreement, or otherwise.

         Section 8. ENFORCEMENT. The Company expressly confirms that it has entered into this Agreement and has assumed the obligations of this Agreement in order to induce the Officer to serve or continue to serve as an officer and employee of the Company and acknowledges that the Officer is relying upon this Agreement in continuing in that capacity. If the Officer is required to bring an action to enforce rights or to collect money due under this Agreement, the Company shall reimburse the Officer for all of the Officer's reasonable fees and expenses (including legal, expert, and other professional fees and expenses) in bringing and pursuing such action, unless the court determines that each of the material assertions made by the Officer as a basis for such action were



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not made in good faith or were frivolous. The Company shall have the burden of proving that indemnification is not required under this Agreement, unless a prior determination has been made by the shareholders of the Company or a court of competent jurisdiction that indemnification is not required hereunder.

         Section 9. RIGHTS NOT EXCLUSIVE. The indemnification provided by this Agreement shall not be deemed exclusive of any other rights to which the Officer may be entitled under the Company's articles of incorporation, Regulations, any vote of the shareholders or disinterested directors of the Company, the Statute, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

         Section 10. SEPARABILITY. Each of the provisions of this Agreement is a separate and distinct Agreement and independent of the others so that, if any provisions of this Agreement shall be held to be invalid and unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions of this Agreement.

         Section 11. MODIFICATION TO APPLICABLE LAW. In the event there is a change, after the date of this Agreement, in any applicable law (including without limitation the Statute) which: (a) expands the right of an Ohio corporation to indemnify a member of its board of directors or an officer, such change shall be automatically included within the scope of the Officer's rights and Company's obligations under this Agreement; or (b) narrows the right of an Ohio corporation to indemnify a member of its board of directors or an officer, such change, to the extent not otherwise required by such law, shall have no effect on this Agreement or the parties' rights and obligations hereunder.

         Section 12. PARTIAL INDEMNITY. If the Officer is entitled under any provision of this Agreement to indemnity by the Company for some or a portion of the Expenses actually or reasonably incurred by him in the investigation, defense, appeal, or settlement of any Proceeding, but not for the total amount thereof, the Company shall nevertheless indemnify the Officer for the portion of such Expenses to which the Officer is entitled.

         Section 13. GOVERNING LAW. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Ohio, without regard to choice of law principles.

         Section 14. SUCCESSORS. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by and against the Officer and the Company and their respective heirs, successors, and assigns. The Company shall require any successor or assign (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of the Company, expressly, absolutely, and unconditionally to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place.

         Section 15. PRIOR AGREEMENTS. This Agreement shall supersede any other agreements entered into prior to the date of this Agreement between the Company and the Officer concerning the subject matter of this Agreement.




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         Section 16. CONSENT TO JURISDICTION. The Company and the Officer each hereby irrevocably consents to the jurisdiction of the courts of the State of Ohio for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and hereby waives any objections or defenses relating to jurisdiction with respect to any lawsuit or other legal proceeding initiated in or transferred to such courts.


                                    CLEVELAND INDIANS BASEBALL
                                    COMPANY, INC.


                                    By:
                                        ----------------------------------------
                                             Richard E. Jacobs, Chairman of the
                                             Board and Chief Executive Officer


                                    OFFICER



                                    ----------------------------------------

                                    Printed Name
                                                 ---------------------------





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